UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 10, 2015
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (d) & (e)

On February 10, 2015, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) expanded the Board to ten members and appointed Susan Y. Kim as a director of the Company.

Upon her appointment to the Board, Ms. Kim became entitled to an annual retainer of $50,000, and will be paid $2,000 for each regularly scheduled Board or committee meeting she attends, and $1,000 for each telephonic Board or committee meeting she attends. Ms. Kim will also be entitled to reimbursement from the Company for travel and other reasonable out-of-pocket expenses she incurs in connection with attending Board and committee meetings. In addition, under the Company’s Amended and Restated 2007 Equity Incentive Plan, upon her appointment to the Board, Ms. Kim was awarded an option to purchase 5,000 shares of the Company’s common stock that vest on the first anniversary of the grant. Upon re-election to the Board by the Company’s stockholders, each director automatically receives an additional option to purchase 20,000 shares of the Company’s common stock, subject to the terms of the Amended and Restated 2007 Equity Incentive Plan.

There are no arrangements or understandings between Ms. Kim and any other persons pursuant to which she was selected as a director, and, except as previously disclosed in the Company’s proxy statement, she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 10, 2015, the Board appointed Dr. ChoonHeung Lee to serve as Executive Vice President for Worldwide Manufacturing Operations and President of Amkor Technology Korea, effective February 24, 2015. Mr. Lee will continue to serve as Executive Vice President and Chief Technology Officer and his base salary will increase from $350,000 to $425,000.

Mr. Lee succeeds JooHo Kim, who is retiring effective February 24, 2015. Mr. Kim entered into a retirement agreement with the Company that provides for him to receive, in addition to severance under the Company’s Korean severance plan, a lump sum payment of $500,000, his bonus earned for 2014, tax preparation services and continued healthcare coverage until the end of 2015. Mr. Kim’s unvested shares of restricted stock and vested stock options will be treated in accordance with the terms of the applicable award agreement.

On February 10, 2015, the Company increased the base salary of John C. Stone, the Company’s Executive Vice President, Global Sales and Marketing, from $460,000 to $500,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2015	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President Chief Administrative Officer and General Counsel